                                                                     EXHIBIT 4.3

                                                                 EXECUTION COPY






                                SEACOR SMIT Inc.

                           7.20% Senior Notes Due 2009


                             REGISTRATION AGREEMENT


                                                            New York, New York
                                                 Dated as of September 22, 1997


Salomon Brothers Inc
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

                     SEACOR SMIT Inc., a Delaware corporation (the
"Company"), proposes to issue and sell to Salomon Brothers Inc, Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its 7.20% Senior Notes Due 2009 (the "Securities") (the "Initial Placement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and
(ii) for the benefit of the holders from time to time of the Securities until such time as such Securities have been sold pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement (as defined below) (including the Initial Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:

                     1.  Definitions.  Capitalized terms used herein
                         -----------
without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

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                                                                              2

                     "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                     "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                     "Closing Date" has the meaning set forth in the Purchase Agreement.

                     "Commission" means the Securities and Exchange
Commission.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                     "Exchange Offer Registration Period" means the
180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                     "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                     "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities, for New Securities.

                     "Final Memorandum" has the meaning set forth in the Purchase Agreement.

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                                                                              3

                     "Holder" has the meaning set forth in the preamble hereto.

                     "Indenture" means the Indenture relating to the Securities dated as of September 22, 1997, between the Company and First Trust National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                     "Initial Placement" has the meaning set forth in the preamble hereto.

                     "Majority Holders" means the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

                     "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                     "New Securities" means debt securities of the Company identical in all material respects to the Securities (except that the cash interest and interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture or the New Securities Indenture.

                     "New Securities Indenture" means an indenture between the Company and the New Securities Trustee, identical in all material respects with the Indenture (except that the cash interest and interest rate step-up provisions will be modified or eliminated, as appropriate).

                     "New Securities Trustee" means a bank or trust company reasonably satisfactory to the Purchaser, as trustee with respect to the New Securities under the New Securities Indenture.

                     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities, covered by such

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                                                                             4


Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                     "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the New Securities.

                     "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                     "Securities" has the meaning set forth in the preamble hereto.

                     "Shelf Registration" means a registration effected pursuant to Section 3 hereof.

                     "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

                     "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                     "Trustee" means the trustee with respect to the Securities under the Indenture.

                     "underwriter" means any underwriter of Securities in connection with an offering thereof under a Shelf
Registration Statement.

                     2.  Registered Exchange Offer; Resales of New
                         -----------------------------------------
Securities by Exchanging Dealers; Private Exchange. (a) The Company shall
--------------------------------------------------
prepare and, not later than 150 days

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                                                                             5



following the date of original issuance of the Securities, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the date of original issuance of the Securities.

                     (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Act, acquires the New Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the New Securities) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                     (c) In connection with the Registered Exchange Offer, the Company shall:

                     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                     (ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                     (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                     (iv) comply in all respects with all applicable laws.

                     (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

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                                                                              6


                     (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered
           Exchange Offer;

                     (ii) deliver to the Trustee for cancelation all Securities so accepted for exchange; and

                     (iii) cause the Trustee or the New Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities New Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

                     (e)  The Initial Purchasers and the Company
acknowledge that, pursuant to interpretations by the Commission's staff of
Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

                     (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

                     (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

                     (f)  In the event that any Initial Purchaser
determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of

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                                                                              7


Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the party purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

                     3.  Shelf Registration.  If, (i) because of any
                         ------------------
change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) if for any other reason the Registered Exchange Offer is not declared effective within 180 days following the date of original issuance of the Securities, or (iii) if any Initial Purchaser so requests with respect to Securities held by it constituting any portion of an allotment remaining unsold after 30 days following the date hereof, or (iv) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires
New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradeable"), the following provisions shall apply:

                     (a) The Company shall, at its cost, as promptly as practicable, file with the Commission and thereafter shall use its best efforts to cause to be declared effective by the 210th day after the original date of issuance of the

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                                                                            8


Securities under the Act a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and Rule 415 under the Act; PROVIDED that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement; PROVIDED, FURTHER, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder as provided in a written notice and questionnaire delivered to all Holders (including the Initial Purchasers) notifying such Holders that a Shelf Registration Statement will be filed by the Company, requesting such information with respect to the Holders as required to be disclosed by the Shelf Registration Statement and setting forth a deadline for response therein (which in no event shall be less than 30 calendar days).

                     (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be lawfully delivered by Holders until the earliest of (x) the second anniversary of the date of original issuance of the Securities (or the first anniversary of the effective date if such Shelf Registration Statement is filed at the request of the Initial Purchasers), (y) the time when the Securities registered thereunder can be sold by non-affiliates pursuant to Rule 144 under the Securities Act without limitation under clauses
(c), (e), (f) and (h) of Rule 144, or (z) such time as all the Securities registered thereunder have been sold (in any such case, such period being called the "Shelf Registration Period"). During any consecutive 365-day period, the Company will have the ability to suspend the availability of the Shelf Registration Statement for up to two periods of up to 45 consecutive days, but no more than an aggregate of 60 days during any 365-day period. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law, or (ii) upon the occurrence of any event contemplated by paragraph 4(c)(2)(iii) below, such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable, if the Company has determined in good faith that there are no material legal or commercial impediments in so doing.

                     4.  Registration Procedures.  In connection with
                         -----------------------
any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                     (a) The Company shall, furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose and (ii) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

                     (b) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (other than with respect to information required to be supplied by the selling Holders pursuant to this Agreement) the (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, (ii) any Registration

           Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not contain, as of the date of such prospectus or amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (c) (1) The Company shall advise the Initial Purchasers in writing and, in the case of a Shelf Registration Statement, the Holders of Securities covered thereby:

                               (i) when a Registration Statement and any
                     amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                               (ii) of any request by the Commission for
                     amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                     (2) The Company shall advise the Initial Purchasers in writing and, in the case of a Shelf Registration Statement, the Holders of Securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices:

                               (i) of the issuance by the Commission of any
                     stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                              (ii) of the receipt by the Company of any
                     notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                             (iii) of the happening of any event that requires
                     the Company to make any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which written notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made and which need not provide any detail as to the nature of such event).

                     (d) The Company shall use reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                     (e) The Company shall furnish to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (other than those, if any, incorporated by reference).

                     (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                     (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (other than those, if any, incorporated by reference).

                     (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                     (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or blue sky laws of such states of the United States as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                     (j) The Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Securities pursuant to such Registration Statement.

                     (k) Upon the occurrence of any event contemplated by paragraph (c) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers or the Holders in accordance with paragraphs (i) through (iii) of Section 4(c)(2) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus.

                     (l) Not later than the effective date of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities or New Securities, as the case may be, registered under such Registration Statement, and provide the applicable trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

                     (m) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                     (n) The Company shall cause the Indenture or the New Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner, containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                     (o) The Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                     (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                     (q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and shall use reasonable commercial efforts to take all other steps in order to expedite or facilitate the registration or the disposition of the Securities.

                     (r) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of the Securities to be registered thereunder, and any attorney, accountant or other agent retained by the Holders all relevant financial and other records, pertinent corporate documents and properties of the Company; and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with any such Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities
           Act; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and that the foregoing inspection and information gathering (i) shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel (the "Designated Counsel") designated by the Holders of a majority in principal amount of the Securities covered by the Registration Statement and (ii) shall not be available for any such Holder that is a competitor of the Company.

                     (s) In the case of any Exchange Offer Registration Statement, the Company shall (i) make reasonably available for inspection by such Purchaser, and any attorney, accountant or other agent retained by such Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company; and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and that the foregoing inspection and information gathering (i) shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel (the "Designated Counsel") designated by the Holders of a majority in principal amount of the Securities covered by the Registration Statement and (ii) shall not be available for any such Holder that is a competitor of the Company.

                     (t) The Company, if requested by the Designated Counsel, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders, and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing in its jurisdiction of incorporation of the Company and its Significant Subsidiaries (as defined in the Act); the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Registration Statement, or the offering and sale of the applicable Securities; the compliance as to form of such Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, to confirm, in customary form and substance of such counsel, the absence from such Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Exchange Act of 1934, as amended (the

           "Exchange Act")), (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the Designated Counsel and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to provide to the selling Holders of the applicable Securities a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                     (v) The Company will use its best efforts to continue to have the Securities rated by the rating agencies that rated the Securities in connection with the sale to the Initial Purchasers and, at the request of any Holder, confirm to such Holder the current rating of the Securities at the time of such request.

                     (w) The Company shall use reasonable commercial efforts to take all other steps necessary to effect the registration of the Securities covered by the Registration Statement contemplated hereby.

                     5.  Registration Expenses.  The Company shall bear
                         ---------------------
all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof, whether or not the Shelf Registration Statement is filed or becomes effective, and shall bear or reimburse the Holders of the Securities covered by the Shelf Registration Statement for the reasonable fees and disbursements of the Designated Counsel, if any, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of the Designated Counsel, if any, acting in connection therewith.

                     6.  Indemnification and Contribution.  (a)  In
                         --------------------------------
connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in
Section 4(h) hereof, each Exchanging Dealer), and each person, if any, who controls any such Holder within the meaning of either the Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to, any losses claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party becomes subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to subsection (c), reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (x) the use of any prospectus in violation of the last sentence of Section 4(k), or (y) any such untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof in sufficient quantity to such Holder; PROVIDED FURTHER, HOWEVER, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

                     (b)  Each Holder of Securities covered by a
Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly, will indemnify and hold harmless the Company and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party if the representation of both such parties by the same counsel would constitute a conflict of interest), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                     (d)  In the event that the indemnity provided in (a) or
(b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party or parties, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such losses, claims, damages or liabilities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand or by the indemnified party, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls such Indemnified Party within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Company.

                     (e) The agreements contained in this Section 6 will survive the sale by a Holder of Securities covered by a Registration Statement and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

                     6.  Rules 144 and 144A.  The Company shall use its
                         ------------------
best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their Securities pursuant to Rules 144 and 144A. The Company covenants that, if in the event the Company is no longer subject to Sections 13 or 15(d) of the Exchange Act, it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the

Company to register any of its Securities pursuant to the Exchange Act.

                     7.  Additional Interest Under Certain
                         ---------------------------------
Circumstances. (a) Interest in addition to the stated interest (the "Additional
-------------
Interest") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

                     (i) by the 150th day following the date of original issuance of the Securities, the Exchange Offer Registration Statement is not filed with the Commission;

                     (ii) by the 180th day following the date of original issuance of the Securities, neither the Exchange Offer Registration Statement is declared effective nor (if the Exchange Offer is not permitted as described above) the Shelf Registration Statement is filed with the Commission; or

                     (iii) by the 210th day following the date of original issuance of the Securities, the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective with respect thereto,


Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum of the principal amount of such Securities for each Registration Default.

                     (b) The aggregate amount of Additional Interest payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount of the Securities which, except as otherwise provided herein, shall be the sole and exclusive remedy for such Registration Default. Upon (x) the filing of the Exchange Offer Registration Statement after the 150-day period described in clause (i) of subsection (a), (y) the effectiveness of the Exchange Offer Registration Statement or the filing of the Shelf Registration Statement after the 180-day period described in clause (ii) of subsection (a) or (z) the consummation of the Exchange Offer for such Securities or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (iii) of subsection (a), the Additional Interest payable on such Securities as a result of the applicable Registration Default will cease to accrue. For purposes of the preceding sentence, the curing of a Registration Default by the means described in clause (y) of this subsection shall constitute a cure of the Registration Defaults described in clauses (i) and (ii) of subsection (a), and the curing of a Registration Default by the means described in clause (z) of this subsection shall constitute a cure of the Registration Defaults described in clauses (i), (ii) and (iii) of subsection (a).

                     (c)  In the event that a Shelf Registration
Statement is declared effective, if the Company fails to keep such Registration Statement continuously effective (except as permitted under Section 3(b)) for the Shelf Registration Period, then from such time as the Shelf Registration Statement is no longer effective until the earlier of

                     (i) the date that the Shelf Registration Statement is again deemed effective and

                     (ii) the date that is the earliest of (x) the second anniversary of the date of original issuance of the Securities (or until the first anniversary of the effective date of the Shelf Registration Statement is filed at the request of the Initial Purchasers), (y) the time when the Securities registered thereunder can be sold by non-affiliates pursuant to Rule 144 under the Securities Act without any limitation under clauses (c), (e), (f) and
           (h) of Rule 144, or (z) the date as of which all such Securities are sold pursuant to the Shelf Registration Statement,

Additional Interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Securities which, except as otherwise provided herein, shall be the sole and exclusive remedy for such Registration Default.

                     (d)  Any amounts of Additional Interest due
pursuant to clause (a)(i), (a)(ii), (a)(iii) or (c) of this Section 5 will be payable in cash semiannually in arrears on the regular interest payment dates with respect to the

Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                     (e) Notwithstanding anything to the contrary contained in this Agreement, it is hereby acknowledged and agreed that the Company will have no other liabilities for monetary damages to the Initial Purchasers or any Holder for any breaches, failures to comply or violations by it of Sections 3 and 4 hereof; PROVIDED, HOWEVER, that in the event the Company breaches, fails to comply with or violates certain provisions of this Agreement, the holders shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance.

                     8.  Miscellaneous.
                         -------------

                     (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Securities); PROVIDED that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities being sold rather than registered under such Registration Statement.

                     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                               (i) if to a Holder, at the most current address
                     given by such holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc as follows;

                                          Salomon Brothers Inc.
                                          Seven World Trade Center
                                          New York, NY  10048

                     with a copy to:

                                          Cravath, Swaine & Moore
                                          Worldwide Plaza
                                          825 Eighth Avenue
                                          New York, NY  10019
                                          Fax No.:  (212) 474-3700
                                          Attention:  John T. Gaffney, Esq.

                               (ii) if to the Initial Purchasers, initially at
                     the addresses set forth above; and

                               (iii) if to the Company, at its address as
                     follows:

                                          SEACOR SMIT Inc.
                                          1370 Avenue of the Americas
                                          25th Floor
                                          New York, NY  10019

                                          Fax No.:  (212) 582-8522
                                          Attention:  Randall Blank

                     with a copy to:

                                          Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, NY  10153
                                          Fax. No:  (212) 310-8007
                                          Attention:  David E. Zeltner, Esq.

                     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery..

                     The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities and/or New Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and/or New Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                     (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                     (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                     (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

                     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                     (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        SEACOR SMIT Inc.


                                        By:  /s/ Randall Blank
                                            --------------------------
                                              Name: Randall Blank
                                              Title: Executive Vice President
                                                     Chief Financial Officer and
                                                      Secretary


The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first above written.

SALOMON BROTHERS INC
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

   By:  SALOMON BROTHERS INC

      By:  /s/ Mark Renton
           -----------------------
           Name: Mark Renton
           Title: Director

                                                                     ANNEX A

            Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such New Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                        ANNEX B


            Each broker-dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

                                                                        ANNEX C

                              PLAN OF DISTRIBUTION


            Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until         , 199 , all dealers effecting transactions in
the Exchange Securities may be required to deliver a prospectus.
*/

            The Company will not receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

---------------

   * In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

            For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

            [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                        ANNEX D


                                     Rider A
                                     -------

|_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

            Name:_________________________________________________

            Address:______________________________________________

            ------------------------------------------------------




                                     Rider B
                                     -------

            If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.